UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, Tennessee	38401
(Address of principal executive offices)	(Zip Code)

(931) 380-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 27, 2016, Community First, Inc. (the “Company”) completed its previously announced rights offering, which expired at 5:00 p.m., Eastern Time, on September 27, 2016. The Company received subscriptions and over-subscriptions for a total of 40,528 shares of its common stock. All of the subscriptions and over-subscriptions were accepted, for aggregate gross proceeds to the Company of approximately $192,508.00. The rights offering was made pursuant to a Registration Statement on Form S-1 that was filed with the Securities and Exchange Commission on April 28, 2016, as amended on June 2, 2016 and July 27, 2016.

The shares of the Company’s common stock subscribed for in the rights offering will be issued to the participating shareholders as promptly as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

By:	/s/ Jon Thompson
Jon Thompson President and Chief Financial Officer

Date: September 29, 2016